UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

Intersect ENT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intersect ENT, Inc.

1555 Adams Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 641-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2015 Salary Increases, Option Grants and 2015 Bonus Plan for Named Executive Officers

On January 21, 2015, the Compensation Committee of the board of directors (the “Compensation Committee”) of Intersect ENT, Inc. (the “Company”) approved annual salaries, stock option awards and target bonus percentages for 2015 for the Company’s Chief Executive Officer, Chief Financial Officer and each other “named executive officer” (as defined under applicable securities laws). The 2015 compensation information for such executive officers is set forth on Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Amendments to Executive Officer Offer Letters

On January 21, 2015, the Compensation Committee approved amendments to the offer letters with Lisa D. Earnhardt, Jeryl L. Hilleman, Richard E. Kaufman and Robert H. Binney (each, an “Amendment”), which provide for the following:

Lisa Earnhardt

The Amendment with Ms. Earnhardt was executed on January 26, 2015, pursuant to which Ms. Earnhardt will be entitled to eighteen months salary continuation and eighteen months of COBRA reimbursement if, within twelve months after a change in control, her employment is terminated by the Company without “cause” or she resigns for “good reason.” The Amendment also provides that if, other than in connection with a change of control, Ms. Earnhardt’s employment is terminated by the Company without “cause” or she resigns for “good reason,” she will be entitled to twelve months COBRA reimbursement, which is in addition to the severance already provided under her offer letter. In addition, the Amendment provides that, upon a change of control, the vesting of all outstanding options held by Ms. Earnhardt shall accelerate in full.

Jeryl L. Hilleman

The Amendment with Ms. Hilleman was executed on January 26, 2015, pursuant to which Ms. Hilleman will be entitled to twelve months of COBRA reimbursement if her employment is terminated by the Company without “cause” or she resigns for “good reason,” whether or not such termination is in connection with or following a change of control, which is in addition to the severance already provided under her offer letter.

Richard Kaufman

The Amendment with Mr. Kaufman was executed on January 26, 2015, pursuant to which Mr. Kaufman will be entitled to six months of COBRA reimbursement if, within twelve months after a change in control, his employment is terminated by the Company without “cause” or he resigns for “good reason,” which is in addition to the severance already provided under his offer letter. If, other than in connection with a change of control, Mr. Kaufman’s employment is terminated by the Company without “cause” or he resigns for “good reason,” he will be entitled to six months salary continuation and six months COBRA reimbursement.

Rob Binney

The Amendment with Mr. Binney was executed on January 26, 2015, pursuant to which Mr. Binney will be entitled to six months of COBRA reimbursement if, within twelve months after a change in control, his employment is terminated by the Company without “cause” or he resigns for “good reason,” which is in addition to the severance already provided under his offer letter. If, other than in connection with a change of control, Mr. Binney’s employment is terminated by the Company without “cause” or he resigns for “good reason,” he will be entitled to six months salary continuation and six months COBRA reimbursement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	2015 Executive Compensation Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.
Dated: January 26, 2015

	By:	/s/ Jeryl L. Hilleman
Jeryl L. Hilleman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	2015 Executive Compensation Information